SCHEDULE A

TO THE ADVISORY AGREEMENT

JPMORGAN TRUST I

(Amended as of June 10, 2010)

Money Market Funds

Prior Name	Current Name	Advisory Fee as a percentage of average daily net assets
		Pre-February 18, 2005	Post-February 18, 2005
JPMorgan 100% U.S. Treasury Securities Money Market Fund	JPMorgan 100% U.S. Treasury Securities Money Market Fund	0.10	0.08
JPMorgan California Tax Free Money Market Fund	JPMorgan California Municipal Money Market Fund	0.10	0.08
JPMorgan Federal Money Market Fund	JPMorgan Federal Money Market Fund	0.10	0.08
JPMorgan New York Tax Free Money Market Fund	JPMorgan New York Municipal Market Fund	0.10	0.08
JPMorgan Prime Money Market Fund	JPMorgan Prime Money Market Fund	0.10	0.08
JPMorgan Tax Free Money Market Fund	JPMorgan Tax Free Money Market Fund	0.10	0.08

Name	Advisory Fee as a percentage of average daily net assets
JPMorgan Current Yield Money Market Fund + (effective upon the effectiveness of the Fund’s registration statement)	0.08

+

Initial term continues to October 31, 2011.

Equity Funds

Prior Name	Current Name	Advisory Fee as a percentage of average daily net assets
		Pre-February 18, 2005	Post-February 18, 2005
JPMorgan Disciplined Equity Fund	JPMorgan Disciplined Equity Fund	0.25	0.25
JPMorgan Diversified Fund	JPMorgan Diversified Fund	0.55	0.55
JPMorgan Dynamic Small Cap Fund	JPMorgan Dynamic Small Cap Growth Fund (this name change effective 6/29/07)	0.65	0.65
JPMorgan Fleming Asia Equity Fund	JPMorgan Asia Equity Fund	1.00	1.00
JPMorgan Fleming Emerging Markets Equity Fund	JPMorgan Emerging Markets Equity Fund	1.00	1.00
JPMorgan Fleming International Equity Fund	JPMorgan International Equity Fund	1.00	0.80
JPMorgan Fleming International Opportunities Fund	JPMorgan International Opportunities Fund	0.60	0.60
JPMorgan Fleming International Small Cap Equity Fund	JPMorgan International Small Cap Equity Fund	1.00	1.00

Prior Name	Current Name	Advisory Fee as a percentage of average daily net assets
		Pre-February 18, 2005	Post-February 18, 2005
JPMorgan Fleming International Value Fund	JPMorgan International Value Fund	0.60	0.60
JPMorgan Fleming Intrepid European Fund	JPMorgan Intrepid European Fund	0.65	0.65
JPMorgan Fleming Japan Fund and JPMorgan Japan Fund	JPMorgan Intrepid Japan Fund (this name change effective as of 3/31/08) (to be removed upon liquidation)	1.00	1.00
JPMorgan Fleming Tax Aware International Opportunities Fund and JPMorgan Tax Aware International Opportunities Fund	JPMorgan Intrepid International Fund (this name change effective 12/15/2005)	0.85	0.85
JPMorgan Growth and Income Fund	JPMorgan Growth and Income Fund	0.00	0.40
JPMorgan Intrepid America Fund	JPMorgan Intrepid America Fund	0.65	0.65
JPMorgan Intrepid Growth Fund	JPMorgan Intrepid Growth Fund	0.65	0.65
JPMorgan Intrepid Investor Fund and JPMorgan Intrepid Contrarian Fund	JPMorgan Intrepid Multi Cap Fund (this name change effective as of 4/10/06)	0.65	0.65
JPMorgan Intrepid Value Fund	JPMorgan Intrepid Value Fund	0.65	0.65
JPMorgan Market Neutral Fund	JPMorgan Research Market Neutral Fund (this name change effective 2/28/10)	1.50	1.25
JPMorgan Mid Cap Equity Fund	JPMorgan Mid Cap Equity Fund	0.65	0.65
JPMorgan Small Cap Equity Fund	JPMorgan Small Cap Equity Fund	0.65	0.65
JPMorgan Tax Aware Disciplined Equity Fund	JPMorgan Tax Aware Disciplined Equity Fund	0.35	0.35
JPMorgan Tax Aware U.S. Equity Fund	JPMorgan Tax Aware U.S. Equity Fund	0.45	0.45
JPMorgan Trust Small Cap Equity Fund	JPMorgan Small Cap Core Fund	0.65	0.65
JPMorgan U.S. Equity Fund	JPMorgan U.S. Equity Fund	0.40	0.40
JPMorgan U.S. Small Company Fund	JPMorgan U.S. Small Company Fund	0.60	0.60
JPMorgan Intrepid Long/Short Fund and JPMorgan Intrepid Plus Fund	JPMorgan U.S. Dynamic Plus Fund (this name change effective 5/3/10)	N/A	1.25

*  Prior to March 18, 2005, JPMorgan Growth and Income Fund invested in the Growth and Income Portfolio master fund and did not pay advisory fees at the Fund level.

Name	Advisory Fee as a percentage of average daily net assets
JPMorgan China Region Fund	1.25%
JPMorgan Global Focus Fund	0.80%
JPMorgan Strategic Preservation Fun	0.60%
JPMorgan India Fund	1.25%
JPMorgan Latin America Fund	1.00%
JPMorgan Russia Fund	1.25%
JPMorgan U.S. Large Cap Core Plus Fund	1.00%
JPMorgan Value Advantage Fund	0.65%
Highbridge Statistical Market Neutral Fund	1.75%
JPMorgan International Realty Fund	0.90%
JPMorgan Value Discovery Fund	0.65%
JPMorgan Dynamic Growth Fund	0.60%
JPMorgan International Value SMA Fund	0.00%
JPMorgan U.S. Large Cap Value Plus Fund	1.00%
JPMorgan Emerging Economies Fund	1.00%
JPMorgan International Opportunities Plus Fund +	1.15%
JPMorgan Access Balanced Fund+ +	1.00%
JPMorgan Access Growth Fund++	1.00%
JPMorgan U.S. Research Equity Plus Fund ++	1.00%
JPMorgan Alternative Strategies Fund++	0.40%
JPMorgan Research Equity Long/Short Fund++	1.25%

+        Initial term continues until October 31, 2010.

++      Initial term continues until October 31, 2011.

Fixed Income Funds

Prior Name	Current Name	Advisory Fee as a percentage of average daily net assets
		Pre-February 18, 2005	Post-February 18, 2005
JPMorgan California Bond Fund	JPMorgan California Tax Free Bond Fund	0.30	0.30
JPMorgan Fleming Emerging Markets Debt Fund	JPMorgan Emerging Markets Debt Fund	0.70	0.70
JPMorgan Intermediate Tax Free Income Fund	JPMorgan Intermediate Tax Free Bond Fund	0.30	0.30
JPMorgan New York Intermediate Tax Free Income Fund	JPMorgan New York Tax Free Bond Fund	0.30	0.30

Name	Advisory Fee as a percentage of average daily net assets
JPMorgan International Currency Income Fund	0.55%
JPMorgan Real Return Fund	0.35%
JPMorgan Tax Aware Real Return Fund	0.35%
JPMorgan Tax Aware Real Return SMA Fund	0.00%

JPMorgan Income Builder Fund	0.45%
JPMorgan Tax Aware High Income Fund	0.35%
JPMorgan Strategic Income Opportunities Fund	0.45%
JPMorgan Total Return Fund	0.30%
JPMorgan Inflation Managed Bond Fund +	0.35%
Highbridge Dynamic Commodities Strategy Fund +	1.00%
JPMorgan Managed Income Fund+ (effective upon the effectiveness of the Fund’s registration statement)	0.15%

+ Initial term continues until October 31, 2011.

JPMorgan SmartRetirement Funds

Name	Advisory Fee as a percentage of average daily net assets
JPMorgan SmartRetirement Income Fund	0.00%
JPMorgan SmartRetirement 2010 Fund	0.00%
JPMorgan SmartRetirement 2015 Fund	0.00%
JPMorgan SmartRetirement 2020 Fund	0.00%
JPMorgan SmartRetirement 2025 Fund	0.00%
JPMorgan SmartRetirement 2030 Fund	0.00%
JPMorgan SmartRetirement 2035 Fund	0.00%
JPMorgan SmartRetirement 2040 Fund	0.00%
JPMorgan SmartRetirement 2045 Fund	0.00%
JPMorgan SmartRetirement 2050 Fund	0.00%

*               *               *               *              *

JPMorgan Trust I

By:	/s/ Francesco Tango
Name:	Francesco Tange
Title:	Assistant Treasurer

J.P. Morgan Investment Management Inc.

By:	/s/ Robert L. Young
Name:	Robert L. Young
Title:	Managing Director